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EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dense-Pac Microsystems, Inc. on Form S-8 of our report dated June 9, 2000, relating to the financial statements of Productivity Enhancement Products, Inc. appearing in the Current Report on Form 8-K of Dense-Pac Microsystems, Inc. dated October 26, 2000 (as amended on January 12, 2001).


/s/ Deloitte & Touche LLP

Costa Mesa, California
May 15, 2001